Exhibit 10.8

RECEIVABLES FINANCE AGREEMENT

BETWEEN

LLOYDS TSB COMMERCIAL FINANCE LIMITED (1)

AND

XCEL POWER SYSTEMS LIMITED (2)

RECEIVABLES FINANCE AGREEMENT

This Agreement is made as a deed on                                                                               2010

BETWEEN

(1)          WE, LLOYDS TSB COMMERCIAL FINANCE LIMITED (Company Number 733011)  whose registered office is at No 1 Brookhill Way, Banbury, Oxon, OX16 3EL;and

(2)          YOU, XCEL POWER SYSTEMS LIMITED (Company Number 00575679) whose registered office is Brunswick Road, Cobbs Wood, Ashford, Kent, TN23 1EB.

IT IS AGREED that:

1.             INTRODUCTION

1.1           In this Agreement and in our Operating Conditions (which are posted on our Website — www.ltsbcf.co.uk/lloydsterms.html) we set out the terms on which we will make the Facility set out below available to you.  These are the only terms binding both of us.  They supersede all previous discussions, quotations, offer letters, proposals and representations.

1.2           We may, by way of a separate agreement, make stock, plant and machinery, property or cashflow facilities, hire purchase and/or leasing facilities available to you.

1.3           You confirm that you have read and understood this Agreement and the Operating Conditions and had the opportunity to take independent legal advice on your and our respective rights and obligations.

1.4           To provide the Facility we need to have access to and to use and/or disclose Personal Data relating to individuals associated with your business and/or with your Customers’ businesses.  The terms upon which we will use such Personal Data are set out in the Operating Conditions.  You agree that you have read and understood such terms and that you have obtained any necessary consents from relevant individuals.

1.5           The Operating Conditions are incorporated into and form part of this Agreement. If there is any conflict between these Commercial Terms and the Operating Conditions then these Commercial Terms will prevail.

1.6           The meanings of defined terms used in this Agreement are given below and in Part I (and Part VII and Part VIII if you are a Payroll Finance Client) of the Operating Conditions.

2.             THE FACILITY

2.1           Terms

2.1.1	Type of Facility:	Confidential Sterling Invoice Discounting

2.1.2	Applicable Operating Conditions:	Parts I, II, III, IV

2.1.3	Review Limit:	£700,000

2.1.4	Advance Rate:	85%

2.1.5	Funding Period:	each period of 3 months beginning on the last Working Day of the calendar month in which an Invoice is raised

2.1.6	Minimum Term:	Nil

2.1.7	Notice Period:	1 month

2.1.8	Payee Bank:	Bank name: Lloyds TSB Bank PLC
Bank Address: Lloyds TSB Commercial, 2nd Floor, 25 St George Street, London
W1S 1FS
Sort Code: 30-91-31
Account No: 01094094
Account name: Xcel Power Systems Limited
Currency: GBP

2.2           Fees and Charges

2.2.1	Discount Charge:	2.5% above Base Rate

2.2.2	Service Fee:	0.2%

2.2.3	Annual Minimum Fee:	£15,000 per annum

2.2.4	Documentation Fee:	£7,500 payable on the Start Date

2.2.5	Transmission Charges:	CHAPS: £20 or an amount equivalent to 0 days Discount Charge on the payment (whichever is greater)

2.2.6	Collection Date:	the Collection Date as defined in Part I of the Operating Conditions plus 1 Working Days.

2.2.7	Trust Account Charges:	1p per £100 of Notified Invoices

2.3           Terms

2.3.1	Type of Facility:	Confidential Export and/or Currency Invoice Discounting

2.3.2	Applicable Operating Condition:	Part VI

2.3.3	Review Limit:	£300,000

2.3.4	Advance Rate:	85% of Euro Currency Invoices; 85% of US Dollar Currency Invoices

2.3.5	Approved Countries:

2.3.6	Approved Currencies:	Euro; US Dollar

2.3.7	Approval Limit:	credit insured Invoices owing by Customers in Approved Countries will not exceed 50% of all your outstanding Invoices owing at any time

2.3.8	Funding Period:	each period of 3 months beginning on the last Working Day of the month in which an Invoice is raised

2.3.9	Term:	this Facility will become available at the same time as your Sterling Invoice Discounting Facility and is subject to the same Minimum Term and Notice Period

2.4           Fees and Charges

2.4.1	Discount Charge:	2.5% above our cost of funds

2.4.2	Allowance:	0% below our cost of funds

2.4.3	Service Fee:	0.2%

2.4.4	Transmission Charges :	CHAPS: £20 or an amount equivalent to 0 days Discount Charge on the payment (whichever is greater)

2.4.5	Collection Date:	the Collection Date defined in Part I of the Operating Conditions plus 1 Working Days.

3.             SALE AND PURCHASE OF INVOICES

3.1           You hereby assign (or if such assignment, or assignation in the case of Scottish Invoices, is invalid or unenforceable for any reason you will by submitting Notifications to us be treated as assigning) to us on the terms of this Agreement:

3.1.1                all your Invoices which are outstanding on the Start Date; and

3.1.2                all your Invoices which arise after the Start Date until this Agreement terminates.

Neither of us needs to take any further action to transfer to us ownership of your current and future Invoices (other than Scottish Invoices) assigned by this clause.

3.2           At the same time as you assign your Invoices to us, you also assign (and by Notifying Invoices to us will be treated as assigning) to us the Related Rights in relation to those Invoices.  In respect of Scottish Invoices the provisions of clauses 3.4, 3.5 and 3.6 below shall apply.

3.3           If an Invoice (other than a Scottish Invoice) or its Related Rights is not assigned to us, you will hold such Invoice and its Related Rights on trust for us.  If you receive any cash, cheques or other forms of payment for any Invoices, then:

3.3.1                you will hold them on trust for us; and

3.3.2                you will immediately deliver such payments to us (endorsed to us, if necessary) or pay them into such bank account as we tell you, but you must not pay them into your own bank account.

3.4           This clause contains a declaration of trust by you in our favour. You are the trustee of that trust and we are the beneficiary. The trust property, which as trustee you will hold on trust for us, is as specified in this clause 3.4. By our execution of this Agreement, we acknowledge that we are aware of the existence of the trust and the property which is and will be trust property. You and we agree as follows:-

3.4.1                if you receive any sums relating to a Scottish Invoice, you will advise us immediately and will hold it in trust for us as part of the property of the trust created by this clause 3.4;

3.4.2                all Scottish Invoices and their Related Rights purchased or to be purchased by us under this Agreement shall be the property of this trust except where, or until, we have a complete and unencumbered title thereto. The Scottish Invoices and their Related Rights shall become trust property as soon as they are Notified to us by you;

3.4.3                we may at any time give notice to anyone that this trust exists and you will give the same notice to any party should we so require;

3.4.4                your Notification to us will constitute notice to us that those Scottish Invoices so Notified and their Related Rights become trust property save where we have a complete and unencumbered title to such Scottish Invoice and/or its related Rights; and

3.4.5                we may require you at any time as trustee to transfer legal title to us of all or any of the trust property and you shall be bound to do so forthwith. The provisions of this clause 3.4.5 will continue to apply notwithstanding any termination of the Agreement.

3.5           If you are a Factoring Client or an Invoice Discounting Client whose Agreement is disclosed, ownership of Scottish Invoices and their Related Rights shall transfer to us upon the notification of assignation of a Scottish Invoice being made to a Customer as provided for in condition 8.3.3 of Part II of the Operating Conditions.

3.6           If you are a Factoring Client or an Invoice Discounting Client whose Agreement is undisclosed, Scottish Invoices and their Related Rights shall become trust property (as referred to in clause 3.4.2 above) upon you Notifying us of that Invoice.

4.             POWER OF ATTORNEY

4.1           You irrevocably appoint us and each of our directors and any of our duly authorised senior managers from time to time jointly and each of them severally to be your attorneys for the purpose of:

•                                                                  perfecting our title to an Invoice or its Related Rights (including, for the avoidance of doubt perfecting title to any Scottish Invoices and their Related Rights in accordance with clause 3.4.5 above); and/or

•                                                                  securing the performance of any of your obligations to us or a Customer.

In accordance with this power, we may without notice to you either in our name or in your name:

4.1.1                                             complete, negotiate or endorse cheques or other instruments representing payment of or security for Invoices;

4.1.2                                             bring, conduct, compromise or defend any legal or other proceedings;

4.1.3                                             execute or sign any deeds or documents;

4.1.4                                             complete or perform any other acts as we consider reasonably necessary to complete a Contract of Sale;

4.1.5                                             dispose of or deal with any Related Rights;

4.1.6                                             obtain payment of Invoices and if necessary, give notice of the assignment or assignation of Invoices to us;

4.1.7                                             Communicate with HM Revenue and Customs.

Each attorney under this power may in turn appoint and remove any substitute attorney or agent.  You will ratify anything lawfully done by any attorney, substitute attorney or agent under the powers set out above.  You cannot cancel our powers under this clause and this power will last until all monies, obligations and liabilities owing by you to us have been performed or satisfied in full.

5.             SPECIAL TERMS

5.1           The following facilities/Facilities are being provided by us to:

Pascall Electronics Limited (Facility/facility Type(s): Sterling Invoice Discounting)

who are members of the same group of companies as you.

The aggregate Review Limit for all the above facilities/Facilities is £2,750,000

The Minimum Fee will be calculated by reference to all Invoices Notified by you and those companies referred to above to whom we are providing a facility.

5.2           Other special terms are:

Debt turn not to exceed 75 days calculated on a rolling 3 month basis and if exceeded we will review the level of funding provided.

Credit note dilution not to exceed 5% on a rolling 3 month basis and if exceeded, the initial percentage will be reduced % for %.

Repatriation of cash to US parent to only be made in line with prior agreed budgets. Payments outside of budget to be agreed by LTSBCF prior to being sent.

Monthly aged debtors and aged creditors to be provided within 15 days of month end, every month.

Monthly management accounts to be provided within 30 days of month end, every month

Contra account reserve to be set if necessary and monitored on a monthly basis.

Concentrations over 10% of the gross sales ledger to be supported by satisfactory credit ratings and appropriate limits agreed.

Rebate & settlement reserve to be set if necessary and monitored on a monthly basis.

Export debt to be funded no higher than 10% of the gross sales ledger if no credit insurance in place. Exports will be funded to maximum 50% of gross sales ledger if credit insurance is in place and assigned to Lloyds TSB Commercial Finance, with individual export customers funded to a maximum of their credit insured limit.

Research & Development invoices to be identified monthly and reserve held.

Invoices only to be assigned when delivery is confirmed.

Lloyds TSB Commercial Finance to be appointed first loss payee of existing Atradius credit insurance policy within 1 month of initial drawdown.

Reserve to be established and updated monthly for tooling invoices.

6.             CONDITIONS PRECEDENT

6.1           We will provide you with the Facility when we have received in a form and substance satisfactory to us:

6.1.1                an all assets debenture or a bond and floating charge if you are a Scottish company executed by you;

6.1.2                a copy of the resolution of your board of directors approving the execution of this Agreement and any other security we require from you;

6.1.3                any waivers, deeds of postponement, deeds of priority or ranking agreements in Scotland, guarantees and assignments or assignations in Scotland of insurance policies entered into by you, us or other parties as may be required.

6.1.4                any information or evidence we require to comply with our know your customer procedures.

6.1.5                Other conditions precedent are:

Satisfactory completion of all legal documentation.

Satisfaction with debtor due diligence including audit and debtor verification..

Group Introduction Certificate from Lloyds TSB or Money laundering procedures to be undertaken.

Confirmation that debentures registered on 12/12/07 in favour of GVEC Resource IV Inc will be discharged on commencement of our agreement and confirmation that proceeds of sale of ACC by Emrise Corporation Inc have cleared all liabiities due to GVEC Resource IV Inc & vendors of ACC due within 2 years.

Rockwell Collins to be added to existing credit insurance policy and limit advised to LTSBCF.

Satisfaction with forecast group position and borrowing requirements post sale of ACC.

Satisfaction with CIFAS listing against Graham Jefferies.

IN WITNESS of which the parties have executed this Agreement as a Deed on the date set out above.

SIGNED and DELIVERED as a DEED of
LLOYDS TSB COMMERCIAL FINANCE
LIMITED

acting by:

1.
	Name of attorney	Attorney Signature

2.
	Name of attorney	Attorney Signature

In the presence of:

Witness

Name: **

Occupation:
Witness signature (only required
If one attorney signs)

I/We, the undersigned, confirm that all relevant individuals have either read, understood and accepted or have otherwise consented to statements about Data Protection which appear on either the offer letter, quotation, proposal or instruction letter sent to me/us before your auditors visited me/us and as contained in this Agreement and/or that the processing in accordance with such statements of personal data supplied by me/us is otherwise permitted.

SIGNED and DELIVERED as a DEED of
XCEL POWER SYSTEMS LIMITED

Name of Director**	Signature

Name of Director/Company Secretary**	Signature

In the presence of:

Witness

Name*:

Occupation:
*Witness Signature (only required if the Company is registered with a sole Director as per the Companies Act 2006)
Address: